EXHIBIT 10.1 - 1999 STOCK OPTION PLAN



                             INVESTAMERICA, INC.
                           1999 STOCK OPTION PLAN


1. 	PURPOSE

The purpose of this Stock Option Plan (the "Plan") is to advance the interests of InvestAmerica, Inc. (the "Company") and to encourage stock ownership by participants. The Plan is intended to attract, motivate and retain (1) employees of the Company and its affiliates, (2) consultants who provide significant services to the Company and its affiliates, and (3) directors of the Company who are not employees of the Company or any of its affiliates.

2.	SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Article 7, the Company is authorized to issue options ("Options") to purchase up to Twenty Million (20,000,000) shares of its common stock ("Shares"). Any unpurchased Shares that are subject to an Option that terminates for any reason other than exercise shall, unless this Plan has been terminated, become available for future grant under this Plan. The Company shall at all times reserve for issuance pursuant to this Plan a number of its authorized but unissued Shares equal to the number of Shares issuable under this Plan. Exercise of an Option shall decrease the number of Shares available for grant under this Plan.

3.	TERM OF PLAN

3.1.	TERM.

This Plan shall become effective upon its adoption by the Board of Directors of the Company (the "Board"). Unless sooner terminated under
Article 6 or 7, this Plan shall terminate upon the earlier of (a) the tenth anniversary of its adoption by the Board or approval by the shareholders, whichever is earlier, or (b) the date on which all Shares available for issuance under this Plan have been issued. Any Option outstanding under this Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of this Plan.

3.2.	SHAREHOLDER APPROVAL.

Within 12 months after the date of such adoption, this Plan shall be approved by the shareholders of the Company in the degree and manner required under applicable state and federal law. No Option shall become exercisable unless and, until such shareholder approval has been obtained. Any option exercised before the share-holders approve the Plan must be rescinded if the shareholders do not approve the Plan within 12 months before or after the Board adopts the Plan. Shares issued pursuant to any such exercise shall not be counted in determining whether such approval is obtained.

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4.	PARTICIPANTS

4.1.	ELIGIBILITY.

The following persons shall be eligible to receive Options under this
Plan:

(a) 	any employee (an "Employee") of the Company or of any present or future parent or subsidiary corporation of the Company (an
"Affiliate") as defined in Sections 424(e) and (f) of the
Internal Revenue Code of 1986, as amended (the "Code"),
respectively;
(b) 	any person who is engaged by the Company or an Affiliate to
render bonafide, consulting or advisory services (other than in connection with the offer or sale of securities in a capital raising transaction) and who is compensated for such services, but who is not an Employee (a "Consultant"); and
(c) 	any director of the Company or an Affiliate who is not an
Employee, whether compensated for such services or not (an
"Outside Director").

4.2	INCENTIVE OPTIONS; NONQUALIFIED OPTIONS.

Only Employees are eligible to receive Options that are intended to be incentive options ("Incentive Options") within the meaning of Section
422 of the Code.   Employees, Consultants, and Outside Directors are
eligible to receive Options that are not intended to be Incentive Options ("Nonqualified Options").

4.3 	PARTICIPANTS TO BE SELECTED BY BOARD.

The Board shall have the authority in its sole discretion to select the Employees, Consultants and Outside Directors to whom Options may from time to time be granted under this Plan ("Participants").

4.4 	LEGAL REPRESENTATIVES.

As used in this Plan, the term "Participant" includes any person who acquires the legal right to exercise a Participant's Options by reason of the death or incompetence of the Participant.

5.	STOCK OPTIONS

5.1.	OPTION AGREEMENT.

Grants of Options subject to this Plan shall be evidenced by a written option agreement ("Option Agreement"), that shall specify the date of grant of the Option, the number of Shares to which the Option pertains, the exercise price of the Option, the expiration date of the Option, any conditions to exercise of the Option and such

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other terms and conditions as the Board in its discretion deems appropriate. The Option Agreement shall also specify whether the Option is intended to be an Incentive Option or a Nonqualified Option. If only a potion of an Option is intended to qualify as an Incentive Option, the Option Agreement shall so state and the Option Agreement shall not require that the number of Incentive Options exercised reduce the size of the Nonqualified Option portion, or vice-versa. Each Option Agreement shall be signed by the Participant and an officer of the Company designated by the Board.

5.2. 	NO EMPLOYMENT AGREEMENT.

No Option Agreement, nor anything contained in this Plan, shall alter a Participant's status as an "at will" employee of the Company, confer upon any Participant any right to continue in the employ of the Company, or limit the right of the Company to terminate a Participant's employment at any time and for any or no reason.

5.3.	VESTING RATE.

Options granted under this Plan shall vest (i.e., become exercisable) at such rate or rates as the Board may determine. Nothing in this Plan requires Options to be exercisable immediately upon grant.

5.4.	EXERCISE PRICE.

5.4.1.	Discretion of Board to Determine Price.
Subject to the provisions of this Article 5.4., the exercise price for each Option shall be determined by the Board in its sole discretion.

5.4.2.	Incentive Options.
The exercise price of each Incentive Option shall not be less than 85% of the fair market value of the Shares, as the Board may determine, on the date the Option is granted.

5.4.3.	Ten Percent Shareholders.
The exercise price of each Incentive Option granted to a Participant who, at the time the Option is granted, owns, as that term is defined in Section 424(d) of the Code, stock possessing more than 10% of the combined voting power of all stock of the Company or of its Affiliates, shall be at least 110% of the fair market value of the Shares, as the Board may determine, on the date the Option is granted.




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5.4.4.Determination of Fair Market Value.
The Board's determination of fair market value shall be final and conclusive for the purposes of this Plan. If the Company's common stock is publicly traded, the fair market value of the Shares as of any date shall be determined as follows:

(a) 	If such stock is listed on a stock exchange or national
market system, fair market value shall be the closing sales
price of a share of the Company's common stock (or the
closing bid price if no sales were reported), as quoted on
such exchange or system for the last market trading day
before the time of determination; or
(b) 	If such stock is quoted on the NASDAQ System (but not on
its National Market System) or regularly quoted by a
recognized securities dealer but selling prices are not
reported, fair market value shall be the mean between the
high and low asked prices for such stock for the last
market trading day before the time of determination.
	(c)	If the Company's common stock is not publicly traded,
the fair market value of the Shares as of any date shall be determined by reference to the price of reasonably comparable publicly traded corporations, if any, in the same industry as the Company, subject to appropriate adjust-ments for the dissimilarities between the corporations being compared. If the Company's common stock is not publicly traded and there are no publicly traded corporations that are suitable as a basis for comparison, predominant weight shall be given to the earnings history, book value, and prospects of the Company in light of market conditions generally. In determining fair market value, the Board may, but is not obligated to, obtain and rely upon an independent appraisal.


5.5.     LIMITATION ON INCENTIVE OPTION GRANTS.

The aggregate fair market value (determined at the time the Option is granted) of the Shares for which one or more Incentive Options granted under this Plan (or any other incentive stock option plan of the Company or any Affiliate) become exercisable by a Participant for the first time during any calendar year shall not exceed $100,000 or such other amount as may be permitted under subsequent amendments to Section 422 of the Code. To the extent that any one or more Incentive Options violate this limitation, such excess Options shall be treated as Nonqualified Options. For purposes of this Article 5.5, Incentive Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares was granted.



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5.6.	PAYMENT OF EXERCISE PRICE; TAXES.

5.6.1.	Form of Payment.
The Participant shall pay the per Share exercise price in full at the time of exercise by bank cashier's check or, with, the approval of the Board, a promissory note or shares of common stock of the Company, or any combination of the foregoing such that the aggregate fair market value of such stock (as determined by the Board) plus cash and notes equals the total exercise price.

5.6.2.	Promissory Notes.
The Company may require a promissory note to be with full recourse, to be adequately secured by collateral other than the Shares purchased, and to bear interest at market or above market rates (if such rates are not usurious). It is the Company's policy not to accept promissory notes except in unusual circumstances. Inability to pay cash is not necessarily an unusual circumstance.

5.6.3.	Withholding Taxes.
The Participant shall pay by bank cashier's check or other form of payment acceptable to the Company, the amount of any state or federal income or other tax that the Company is required to pay or withhold upon exercise of an Option unless the incidence of such tax cannot lawfully be placed on the Participant.

5.7.  	CONDITIONS TO EXERCISE.

No Option may be exercised if the transfer of Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable securities or other law or regulation. Unless the Shares are registered under the Securities Act of 1933 and any applicable state securities law, as a condition to exercising an Option, the Participant shall provide the Company with such written assurances as the Company deems appropriate for the Option grant and exercise to qualify for exemption from registration. Such assurances may include, among others, a representation that the Participant intends to hold the Shares for investment and not for distribution to the public. The Company has no obligation to register the Options or Shares under the Securities Act of 1933 or any other law.

5.8.  	METHOD OF EXERCISE.

To exercise an Option for all or part of the Shares, the Participant must do the following:


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(a) 	provide the Chief Financial Officer of the Company with a written notice of exercise that specifies the number of Shares for which the Option is being exercised;
(b)	pay the total exercise price for that number of Shares and any withholding taxes as provided in Article 5.6.3;
(c) 	provide the Company with any written representations as required under Article 5.7; and
(d) 	furnish to the Company appropriate documentation that, the
person(s) exercising the Option, if other than the Participant named in the Option Agreement, have the right to do so.

5.9.	DURATION.

5.9.1.	Term of Exercisability.
Except as provided in this Article 5.9 or in any Option Agreement, Options shall be exercisable only for so long as the Participant has the same relationship with the Company as an Employee, Consultant or Outside Director as the Participant had when the Option was granted, but in any event not longer than 5 years after the date the Option is granted.

5.9.2.	Effect of Change of Relationship.
If a Participant's employment or other relationship with the Company terminates but the Participant continues to be eligible under Section 4.1 of this Plan, the Board may, in its sole discretion and at any time, elect to permit one or more of the Participant's Options to continue as if the Participant's employment or other relationship had not terminated, except that any such continued Option shall be a Nonqualified Stock Option if the Participant is no longer an Employee.

5.9.3.	Exercise Following Termination of Employment.
Upon termination of a Participant's employment or other relationship with the Company by reason of the Participant's death or disability (within the meaning of Section 22(e)(3) of the Code), the Participant or the Participant's estate or any person who acquires the right to exercise the option by bequest or inheritance, may exercise the Option at any time within one year after such termination, but only to the extent that the Option is exercisable for vested Shares on the date of such termination and does not otherwise expire. Upon termination of a Participant's employment or other relationship with the Company by reason of the Participant's disability other than as defined in Section 22(e)(3) of the Code, the Participant may exercise the Option at any time within one year after termination, but only to the extent that the Option is exercisable for vested Shares on the date of such termination and does not otherwise expire. Upon termination of a Participant's employment or other relationship with the Company for any other reason, the Board in its sole

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discretion shall determine the length of time, if any, within which the Participant may exercise any Option for vested Shares existing on the date of such termination.

5.10. 	RESTRICTIONS ON TRANSFER.

5.10.1. Board May Impose Restrictions.
The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which the Shares are then listed or traded, or any blue sky or state securities laws.

5.10.2 Notation of Restrictions.
If transfer of the Shares is restricted under any applicable law, each certificate representing such Shares shall bear a legend in form and substance satisfactory to the Company reflecting that such Shares are so restricted. The Company may also place a notation on any certificate representing Shares purchased upon exercise of an Incentive Option. To enforce any restrictions on transfer of the Shares, the Company may set forth in its stock transfer records a "stop transfer" order with respect to the Shares. The Company shall not be liable for any refusal to transfer the Shares on the books of the Company unless the transfer complies with all terms and conditions of any restrictions imposed on such Shares.

5.10.3.  Market Standoff Requirement.
Each Participant shall, upon the request of the Company or the underwriters managing any public offering of the Company's securities, refrain from selling or disposing of any Shares without the prior written consent of the Company and such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. The Participant and the Company shall cause any certificates representing the Shares to bear a legend in substantially the following form:

SALE, TRANSFER, OR HYPOTHECATION OF THE SHARES
REPRESENTED BY THIS CERTIFICATE IS PROHIBITED FOR A
PERIOD OF TIME FOLLOWING A PUBLIC OFFERING OF THE
STOCK OF THE CORPORATION PURSUANT TO THE 1999 STOCK
OPTION PLAN OF THE CORPORATION.

The legend shall be removed upon any resale of the Shares to the public in an offering registered with the SEC or pursuant to Rule
144.

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5.11. 	NOTICE OF DISQUALIFYING DISPOSITION OF INCENTIVE OPTIONS.
Participants shall give the Company written notice of any disposition of any Share acquired pursuant to exercise of an Incentive Option if such disposition occurs before the second anniversary of the date the Option was granted or the first anniversary of the date of purchase of the Share disposed of, whichever occurs later. A disposition includes any sale, exchange, gift, or other transfer or attempted transfer of legal title. The notice shall include the Participant's name, the number of Shares disposed of and the dates and prices the Shares were both acquired and disposed of.

5.12.	TRANSFERABILITY OF OPTION.

Options shall be transferable only by will or the laws of descent and distribution. Only the Participant may exercise the Options during the Participant's lifetime, except as provided in Article 5.9.3. Any other purported transfer or assignment of any Option shall be void and of no effect, and shall give the Company the right to terminate such Option as of the date of such purported transfer or assignment.

5.13. 	ADJUSTMENTS TO OPTION RIGHTS.

Subject to the general limitations of this Plan, the Board may adjust the exercise price, term, or any other provision of an Option by canceling and regranting the Option or by amending or substituting the Option. Options that have been so adjusted may have higher or lower exercise prices, have longer or shorter terms, or be subject to different rights and restrictions than prior Options. The Board may also adjust the number of Options granted to a Participant by canceling outstanding Options or granting additional Options. Except for adjustments necessary to ensure compliance with any applicable state or federal law, or adjustments deemed appropriate to reflect a change in a Participant's duties, employment status, or other relationship with the Company, no such adjustment shall impair a Participant's rights under any Option Agreement without the consent of the Participant.


6.	ADMINISTRATION AND AMENDMENT OF THE PLAN

6.1.	ADMINISTRATION BY BOARD OR COMMITTEE.

This Plan shall be administered by the Board and/or by a duly appointed committee of the Board having such powers as the Board may delegate to such committee. All references to the Board in this Plan shall also mean the committee if one has been appointed. Members of the Board or the Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options, but no such member shall act upon the granting of an Option to himself or herself. A member of the Board or the
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Committee may be counted in determining the existence of a quorum at any meeting of the Board or Committee, and may execute any written consent to the taking of action without a meeting, for any action which is taken with respect to the granting of an Option to such member.

6.2. 	RULE 16b-3 COMPLIANCE.

If the Company registers any class of any equity security pursuant to
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), then from the effective date of such registration until six months after the termination of such registration, the Plan shall be administered by a Committee of directors which shall consist of not less than two members, who during the one year before serving as an administrator of the Plan, have not been granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its Affiliates except as permitted under Rule 16b-3 under the Exchange Act, which provides that participation in a formula plan meeting the conditions of Rule 16(b)(3)(c)(2)(ii) or in an ongoing securities acquisition plan meeting the conditions in Rule 16(b)(3)(d)(2)(i) shall not disqualify a member of the Committee from serving as an administrator of the Plan. In addition, an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a member of the Committee from serving as an administrator of the Plan.

6.3. 	DESIGNATION OF INELIGIBLE PERSONS.

The Board may from time to time designate individuals as ineligible to participate in the Plan for a specified time so that such persons will be eligible to serve as members of the Committee.

6.4. 	RIGHTS AND POWERS.

Subject to this Plan and, in the case of a committee, the specific rights and powers delegated by the Board to such committee, the Board shall have the authority and discretion to:

(a)	determine who shall be a Participant;
(b)	determine when Options are granted;
(c)	determine the terms and conditions of Option Agreements (which terms and conditions may differ among Agreements);
(d) 	interpret this Plan;
(e)	adopt rules and regulations for implementing this Plan; and
(f)	take such other action as is appropriate to the administration of this Plan.

All decisions, determinations, and interpretations of the Board shall be final and binding on all Participants.

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6.5. 	TERMINATION; AMENDMENT.

The Board may from time to time suspend this Plan, terminate this Plan, or amend this Plan as it deems desirable, without further action on the part of the shareholders of the Company. The approval of the shareholders shall be required, however, to (a) increase the total number of Shares that may be issued under this Plan (except as otherwise provided herein); (b) change the description of the persons eligible to be Participants; or (c) change the minimum exercise price. Except as provided in Article 7, or in an Option Agreement, the suspension, termination, or amendment of this Plan shall not, without the consent of the Participant, alter or impair any rights of the Participant under any Option Agreement.

6.6. 	UNILATERAL AMENDMENTS.


Notwithstanding any other provision of this, Plan or any Option Agreement, and in addition to the powers described in Article 5.13, the Committee may amend the Plan and any Option Agreement, without the consent of any Participant, to the extent the Committee in the Committee's sole judgment deems necessary or appropriate to comply with the requirements for any exemption from the registration and qualifica-tion requirements of state and federal securities laws, or the requirements of any other law.


6.7. 	REQUIREMENTS OF RULE 16b-3.

In the event that the Company becomes subject to Section 16 of the Securities Exchange Act of 1934, this Plan shall be administered in accordance with Rule 16b-3 promulgated under such Act, or any successor rule. Unless the Board determines otherwise in a specific case, Options granted to persons subject to Section 16(b) of the Securities Exchange Act of 1934 must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 with respect to Plan transactions. In addition, to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.


7. 	ADJUSTMENT OF AND CHANGES IN STOCK

7.1. 	RECAPITALIZATIONS.


If the number of the Company's outstanding shares of common stock is changed by any stock dividend, stock split, reverse stock split, combination, recapitalization, or re-classification, the number of Shares subject to this Plan and to outstanding Options, and the exercise price for such Shares, shall be equitably adjusted as determined by the Board.


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7.2. 	LIQUIDATION.

In the event of the proposed liquidation or dissolution of the Company, the Company shall notify the Participants at least 10 days before such proposed action is taken. All unexercised Options shall terminate immediately before such event.

7.3.	REORGANIZATIONS IN WHICH COMPANY DISAPPEARS.

7.3.1.	Notice of Reorganization.
The Company shall give each holder of Options at least 10 days prior written notice of (a) a sale of all or substantially all of the Company's assets, (b) any reorganization, merger, or consolidation of the Company with any other corporation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the state in which the Company is incorporated), or (c) any other corporate reorganization or business combination in which the beneficial ownership of 50% or more of the Company's voting securities outstanding is transferred.

7.3.2.	Right to Cancel Options.
If an exercisable Option is not exercised within 5 days before such event, the Company may cancel the Option by paying the Participant an amount equal to the fair market value of the consideration that the Participant would receive in exchange for the Shares underlying the Option, less the exercise price of the Option.

7.3.3.	Expiration of Options.
Unless a successor corporation, or parent or subsidiary thereof assumes the unexercised Options or substitutes options to purchase substantially equivalent securities of the successor or its parent or subsidiary for the Options outstanding at the time of the closing of such event, all outstanding Options shall terminate upon such event.

7.4. 	REORGANIZATIONS IN WHICH COMPANY SURVIVES.

Upon any other merger or consolidation of the Company in which there is any adjustment in the common stock of the Company outstanding immediately before such merger or consolidation, there shall be substituted for each Share then subject to this Plan, the number and kind of shares of stock or other securities or property into which each outstanding share of common stock of the Company is converted by such merger or consolidation.





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7.5. 	OTHER CHANGES.

Upon any other relevant change in the capitalization of the Company, the Board may provide for an equitable adjustment to the number of Shares then subject to this Plan, to any Options granted under this Plan, and to the exercise price for such Shares as it deems appropriate.

7.6. 	NO FRACTIONAL SHARES.

No right to purchase fractional Shares shall result from any adjustment in Options pursuant to this Article 7. Upon any such adjustment, the Shares subject to Options of each Participant shall be rounded down to the nearest whole Share. Alternatively, in the Company's discretion, the Shares subject to Options of each Participant may be rounded up to the nearest whole Share. The Company shall give notice of any adjustment to each holder of Options that have been so adjusted. Such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.


8.  	SUSPENSION OF OPTIONS TO SATISFY SECURITIES LAWS

8.1. 	POWER TO SUSPEND.
The Board may suspend the exercisability of outstanding Options from time to time if appropriate to satisfy an exemption from registration under the Securities Act (such as SEC Rule 504) or any state securities law.

8.2. 	MINIMUM PERIOD.

The minimum period of suspension shall be long enough to ensure that, under applicable federal or state securities regulations (such as SEC Rule 502(a)), sales of stock made before the suspension will not be integrated with sales made after the suspension.

8.3. 	MAXIMUM PERIOD.

The maximum period of suspension shall only be so long as needed to ensure that, under applicable federal or state securities regulations (such as SEC Rule 504(b)(2)(i)), sales made before the suspension will not be aggregated with sales made after the suspension, unless the Board, in its discretion, determines that such aggregation will not be detrimental to the best interests of the Company or the Participants.



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8.4. 	OPTION GRANTS DURING SUSPENSION.

The Company may continue to grant Options during a period of suspension, provided that such Options are not exercisable until after the suspension.

8.5. 	OPTION TERMINATES DURING PERIOD OF SUSPENSION.

If an outstanding Option terminates during a period of suspension or during the 90 day period after the suspension, the Optionee shall have. until 90 days after the suspension to exercise the Option, but in no event later than 10 years after the date of grant.

8.6. 	ALLOCATION OF EXERCISE OF RIGHTS BEFORE SUSPENSION.

If the Board believes that a number of Participants wish to exercise Options to an extent that would result in non-compliance with an applicable federal or state securities exemption, the Board may limit the right to exercise outstanding Options and allocate such right among the Participants in a manner that the Board determines to be fair.

8.7. 	ALL OPTIONS MUST BE SUSPENDED.

The Board shall not suspend any Options granted pursuant to this Plan under this Article 12 unless it suspends all such outstanding Options.

8.8. 	ADVICE OF COUNSEL.

The Board may rely upon advice of counsel in determining whether to suspend exercisability of the outstanding Options and in determining the period of suspension. Nothing contained in this Plan requires the Board to determine the length of the suspension in advance.

8.9. 	SUNSET PROVISION.

This Article 8 shall be void and of no force and effect beginning on the date the Company becomes subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act.


9.  	INFORMATION TO PARTICIPANTS

9.1. 	COPY OF PLAN.

The Company shall provide a copy of the Plan to each Participant.


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9.2. 	FINANCIAL INFORMATION PROVIDED.

The Company shall provide to each Participant on a periodic basis (but not less frequently than annually), financial statements of the Company. The Company may provide other information regarding the Company as determined by the Board in its discretion.

9.3. 	INFORMATION CONFIDENTIAL.

No Participant shall disclose any confidential information about the Company disclosed to the Participant in his or her capacity as a holder of Options. A Participant may, however, disclose such information to his or her legal and financial advisers in connection with advice to be rendered by them to the Participant, or to any transferee of the Shares, but only if the advisor or transferee agrees not to further disclose such information or to use the information for the benefit of anyone other than the Participant, the transferee as a holder of the Shares, or the Company.


10.  	TAX STATUS

The Company does not, by way of this Plan, any document, Option Agreement, or otherwise, represent or warrant to any person, including the Participants, that the grant or exercise of an Option or the subsequent disposition of Shares obtained by the exercise of an Option pursuant to this Plan, or any other aspect of this Plan, will have any particular tax effect.

11.  	MISCELLANEOUS

11.1. 	ADDITIONAL ACTIONS AND DOCUMENTS.

Each Participant shall execute and deliver such further documents and instruments and shall take such other further actions as may be required or appropriate to carry out the intent and purposes of this Plan or any Option Agreement.

11.2. 	SUCCESSORS AND ASSIGNS.

All obligations imposed upon the Participants and all rights granted to the Company under this Plan shall be binding upon each Participant's heirs, legal representatives, successors, and assigns. This Plan, and the Option Agreement with each Participant, shall be the sole and exclusive source of any and all rights that a Participant and his or her heirs, legal representatives, or successors shall have in respect to this Plan or any Options.


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11.3. 	NO THIRD-PARTY BENEFICIARIES.

Nothing in this Plan or any Option Agreement shall (a) confer any rights or remedies on any persons other than the parties and their respective successors and assigns, (b) relieve or discharge the obligation of any third person to any party, or (c) shall give any third person any right of subrogation or action against any party.

11.4.	AMENDMENTS, WAIVERS AND CONSENTS.

Except as provided in this Plan, no Option Agreement shall be amended except in a writing signed by the Participant and the Company. No waiver or consent shall be binding except in a writing signed by the party making the waiver,or giving the consent. No waiver of any provision of an Option Agreement or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent, except to the extent specifically set forth in writing. For the protection of all parties, amendments, waivers, and consents concerning Option Agreements that are not in writing and signed by the party to be bound may be enforced only if they are detrimentally relied upon and proved by clear and convincing evidence. Such evidence may not include the alleged reliance.

11.5. 	NOTICE.

Any notice, instruction, or communication required or permitted to be given under this Plan or any Option Agreement to any party shall be in writing (which may include telex, telegram, telecopier, or other similar form of reproduction followed by a mailed hard copy) and shall be deemed given when actually received or, if earlier, five days after deposit in the United States Mail by certified mail, return receipt requested, postage prepaid, or two days after deposit with a nationally recognized air courier, fees prepaid, addressed to the principal office or residence of such party as shown on the books of the Company, or to such other address as such party may request by written notice. The Company and each Participant shall make an ordinary, good faith effort to ensure that the person to be given notice actually receives such notice.

11.6.	DISPUTE RESOLUTION.

11.6.1. Notice.
A party to an Option Agreement who desires money damages or equitable relief from the other party because of a claim relating to Options, Shares, this Plan, or an Option Agreement shall give written notice to the other party of the facts constituting the breach or default (a "Dispute Notice"). This Article 11.6 is intended to cover all aspects of the relationship between the parties

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with respect to Options, Shares, this Plan, and any Option
Agreement, including any claims based on tort or other theories.
Any additional claims the parties have against each other'shall also be subject to this Article 11.6.

11.6.2. Negotiation.
For fifteen (15) days following delivery of a Dispute Notice (the
"Negotiation Period") the parties shall negotiate to resolve the dispute in good faith.

11.6.3. Mediation.
After the end of the Negotiation Period, either party may request non-binding mediation with the assistance of a neutral mediator from a recognized mediation service. The party requesting the mediation shall arrange for the mediation services, subject to the approval of the other party which the other party shall not withhold unreasonably. Mediation shall take place in Reno, Nevada, or such other location as the parties may mutually agree. Mediation may be scheduled to begin any time after expiration of the Negotiation Period, but with at least 10 days notice to all parties. The parties shall participate in the mediation in good faith and shall devote reasonable time and energy to the mediation so as to promptly resolve the dispute or conclude that they cannot resolve the dispute. The party requesting the mediation shall bear the cost of mediation except as provided elsewhere in this Agreement.

11.6.4. Arbitration.
If thirty (30) days after beginning mediation the parties have not resolved the dispute, either party may submit the dispute to final and binding arbitration pursuant to the commercial rules of the American Arbitration Association. The arbitrator(s) shall apply the substantive law of the State of Nevada to the dispute, and shall have the power to interpret such law to the extent it is unclear. At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reporters, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings. At the election of any party, arbitration shall be conducted by three neutral arbitrators appointed in accordance with the commercial rules of the American Arbitration Association if (a) the amount in controversy is greater than $50,000 (exclusive of interest and attorneys fees), or (b) a party sought to be enjoined disputes that he or it has engaged in, or asserts that he or it should be able to engage in, the actions sought to be enjoined. In all other cases, the matter shall be arbitrated by a single neutral arbitrator. The parties surrender and waive the right to submit any dispute to a court or jury, or to appeal to a higher court. There shall be no arbitration of any claim that would otherwise be barred by a statute of limitations if the claim were to be brought in a court of law. The arbitrator shall not have the power to award punitive, consequential, indirect, or special damages.

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11.6.5. Arbitrability.
The arbitrators shall have the power to determine what disputes between the parties are the proper subject of arbitration.

11.6.6. Preliminary Remedies.
Notwithstanding this Article 11.6, a party may apply to a court of competent jurisdiction for prejudgment remedies and emergency relief in the form of a temporary restraining order pending final determination of a claim through arbitration in accordance with this Article 11.6.

11.6.7. Costs and Attorneys Fees.
If the arbitrator determines that the actions of a party or its counsel have unreasonably or unnecessarily delayed the resolution of the matter, the arbitrator may in its discretion require such party to pay all or part of cost of the mediation and arbitration proceedings payable by the other party and may require such party to pay all or part of the attorneys fees of the other party.
This provision permits an award of attorneys fees against a party regardless of which party is the prevailing party. Otherwise, the parties shall bear their own attomey's fees and share the costs of arbitration equally.

11.6.8. Enforcement.
The award of the arbitrator shall be enforceable according to the applicable provisions of the laws of the state of Nevada. A party who fails to participate in a negotiation, mediation, or arbitration instituted under this Article 11.6, or who admits to liability and the amount of damage, shall be deemed to have defaulted. Such default may be entered and enforced the same manner as a default in a civil lawsuit.

11.7.	JURISDICTION AND VENUE.

Each Participant consents to the personal jurisdiction of all federal and state courts in the State of Nevada and agrees that venue shall lie exclusively in the state of Nevada.

11.8. 	GOVERNING LAW.

The rights and obligations of the parties shall be governed by, and this Plan and each Option Agreement shall be construed and enforced in accordance with, the laws of the State of Nevada, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction. Incentive Options granted under this Plan shall be interpreted and administered in accordance with Section 422 of the Code. If any provision is susceptible of more than one interpretation, it shall be interpreted in a manner consistent with this Plan being an incentive stock option plan. If any provision of this Plan or any Option Agreement is found by a court of competent

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jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

11.9. 	PLAN GOVERNS.

If there is any inconsistency between this Plan and any documents related to this Plan, including any Option Agreement, this Plan shall govern. Nothing in this Plan shall be construed to constitute, or be evidence of, any right; in favor of any person to receive Options hereunder or any obligation on the part of the Company to issue Options with respect to its common stock.

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CERTIFICATE OF SECRETARY



KNOW ALL BY THESE PRESENTS:

That the undersigned does hereby certify that the undersigned is the Secretary of INVESTAMERICA, INC. a corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing 1999 Stock Option Plan was duly and regularly adopted as such by the Board of Directors and the shareholders of said corporation; and that the above and foregoing 1999 Stock Option Plan is now in full force and effect.

Dated: November 24, 1999


/s/ Brian Kitts
-----------------
Secretary




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